United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

May 31, 2011

Date of Report

[Date of Earliest Event Reported]

NORTHSIGHT CAPITAL, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-53661	26-2727362
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

7740 East Evans Rd.

Scottsdale, AZ 85260

(Address of Principal Executive Offices)

(480) 385-3893

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

Item 5.01 Changes in Control of Registrant

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 31, 2011, Northsight Capital, Inc. (the “Company”) and certain of its shareholders (Thomas Howells, Travis Jenson, Jenson Services, Inc. and Kelly Trimble, collectively, the “Principal Shareholders”) entered into a Stock Purchase Agreement dated as of May 27, 2011 (“SPA”) with Safe Communications, Inc., a Texas corporation (“Buyer”) under which the Buyer purchased for a $250,000 cash payment 10,000,000 shares of the Company’s common stock, representing 80% of the issued and outstanding common stock after giving effect to the purchase transaction.  In addition, under the SPA, if the Buyer does not complete certain transactions within the time period prescribed by the SPA, the Buyer is obligated to pay the Company an additional $50,000 in cash.

The offer and sale of these securities was deemed to be exempt from the registration provisions of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), by reason of the registration exemption contained in Section 4(2) of the Securities Act and the registration exemption contained in Rule 506 of Regulation D of the SEC.

 Effective May 31, 2011, the Company also entered into a Principal Shareholders Agreement with each of the Principal Shareholders dated as of May 27, 2011 (“PSA”), under which the Company agreed make payments to the Principal shareholders in the aggregate amount of $250,000, in consideration of the Principal Shareholders’ undertakings in the SPA, including but not limited to their agreement to indemnify the Buyer in connection with the stock purchase contemplated in the SPA.  If the Buyer is required to make the additional $50,000 payment referenced above, then the Company is required to pay such additional $50,000 to the Principal Shareholders in accordance with the PSA.  Each of the Principal Shareholders is a significant shareholder of the Company, and, in addition, at the time of execution of the PSA, Messrs. Howells, Bassham and Jenson were directors of the Company, Mr. Howells was President and Mr. Bassham was Treasurer and Secretary.

In connection with the closing of the transactions contemplated by the SPA, effective May 31, 2011, Travis Jenson resigned as President and Director of the Company,  Thomas Howells resigned as a director of the Company and Wayne Bassham resigned as Treasurer and secretary of the Company. Mr. Bassham also tendered his resignation as a director of the Company, effective ten days after the Company’s mailing to its shareholders of an Information Statement on Schedule 14F-1.  John P. Venners, President of the Buyer, was appointed interim President and a director of the Company, effective May 31, 2010.  Mr. Venners was appointed an officer and director of the Company by Wayne Bassham, following the resignations of Messrs. Howells and Jenson, all as required by the SPA.  Since September, 2010, Mr. Venners has been President and a director of Safe Communications, Inc. (the Buyer), a technology company that offers (i) safe email and texting for children and (ii) corporate security services.   In addition, Mr. Venners has since May and February, 2011 served as Treasurer and director (respectively) of the Buyer’s majority owned subsidiary, NCAP Security Systems, Inc., through which the Buyer’s corporate security business is operated.  Since January, 2008, Mr. Venners has served as President of BioEcoTek – Hawaii, a company engaged in the waste-to-energy business.  Prior to January, 2008 and since 1976, Mr. Venners was President of Venners and Company, Ltd., a Washington D.C based energy consulting firm.

In connection with the closing of the stock purchase under the SPA, the Buyer obtained control of the Company by acquiring 80% of the Company’s issued and outstanding common stock and by having its designee, John P. Venners, President of the Buyer, appointed interim President and a director of the Company   The buyer used a portion of its working capital to acquire control of the Company.

The Company was a shell company immediately before the change in control, and the information required by Item 5.01(a)(8) of Form 8-K is set forth in the Company’s (i) Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Commission on March 3, 2011, (ii) Annual Report on Form 10-K for the year ended December 31, 2010, and filed with the Commission on May 4, 2010, (iii) Information Statement on Schedule 14F-1, filed with the Commission on May 26, 2010, and (iv) Form S-1 Registration Statement and filed with the Commission on July 11, 2008.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

10.1

Common Stock Purchase Agreement dated as of May 27, 2011, by and between the Company, the Buyer and the Principal Shareholders.

10.2

Principal shareholders agreement, dated as of May 27, 2011, by and between the Company and the Principal Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSIGHT CAPITAL, INC.

Date:	June 2, 2011	By:	/s/ John Venners
John P. Venners
President

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